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                                                            Exhibit 99.(a)(11)

                            JOINT FILING AGREEMENT
                            ----------------------

     In accordance with 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named blow agree to the joint filing on behalf of each of them of statements on Schedule 13D (including amendments thereto) with respect to the shares of common stock, no par value, of AG Associates, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned being duly authorized, have executed this Joint Filing Agreement this 22nd day of February, 1999.

Dated:  February 22, 1999

                              STEAG ELECTRONIC SYSTEMS GMBH


                              By:    /s/Hans-George Betz
                                     -------------------
                              Name:  Dr. Hans-Georg Betz
                              Title: President and CEO


                              MIG ACQUISITION CORPORATION


                              By:    /s/Hans-George Betz
                                     -------------------
                              Name:  Dr. Hans-Georg Betz
                              Title: Chairman of the Board and President


                              STEAG AKTIENGESELLSCHAFT


                              By:    /s/Jochen Melchior
                                     ------------------
                              Name:  Dr. Jochen Melchior
                              Title: Chairman of the Management Board